Exhibit (c)(xiii)



October 2023

Discussion Materials

Project Domino

Certain portions of this exhibit have been redacted. The omitted information is not material and is the type of information that is customarily and actually treated as private and confidential.

ILLUSTRATIVE DRAFT – Subject to Further Diligence and Revision

Domino Case Comparison

Seller Forecast | Seller Forecast Haircut

1 Total Revenue
$ in millions



23E - 28E CAGR:
4.8% / 4.0%
$551
$551
$123
$123
$428
$428
2023E
$578
$573
$132
$128
$446
$445
2024E
$611
$596
$144
$133
$467
$463
2025E
$639
$619
$150
$138
$489
$481
2026E
$667
$644
$157
$144
$511
$501
2027E
$697
$670
$164
$149
$533
$521
2028E
YoY Growth
5.0%
4.0%
5.7%
4.0%
4.5%
4.0%
4.5%
4.0%
4.5%
4.0%

% Growth by Product Segment

Branded CPG	4.3%	4.0%	4.7%	4.0%	4.5%	4.0%	4.5%	4.0%	4.5%	4.0%
Flavors & Ingredients	7.4%	4.0%	8.9%	4.0%	4.5%	4.0%	4.5%	4.0%	4.5%	4.0%

2 Total Adj. EBITDA
$ in millions



23E - 28E CAGR:
9.6% / 4.0%
$79
$79
2023E
$95
$82
2024E
$103
$86
2025E
$111
$89
2026E
$118
$93
2027E
$125
$96
2028E

% Margin

14%	14%	16%	14%	17%	14%	17%	14%	18%	14%	18%	14%

3 Unlevered Free Cash Flow
$ in millions



23E - 28E CAGR:
14.7% / 6.6%
$25
$25
2023E
$47
$29
2024E
$48
$30
2025E
$49
$31
2026E
$49
$32
2027E
$49
$34
2028E

% Margin

4.5%	4.5%	8.1%	5.0%	7.8%	5.0%	7.6%	5.0%	7.4%	5.0%	7.0%	5.0%

Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents.

Branded CPG | Branded CPG
Flavors & Ingredients | Flavors & Ingredients

Domino Haircut Case: Pro Forma Financial Summary

($ in millions)	Domino	ROYAL OAK	*Pro Forma*
2024E Revenue *(Y-o-Y Growth)*	**$573** *4.0%*	[redacted]	[redacted]
2024E Adjusted EBITDA *(Margin)*	**$82** *14.4%*		
2024E Capex *(% of Revenue)*	**$7** *0.7%*		
2024E Change in NWC *(% of Revenue)*	**($6)** *1.0%*		
2024E Unlevered Free Cash Flow *(FCF Conversion)*	**$29** *35.0%*		**$69** [redacted] *(incl.* [redacted] *of synergies)* [redacted]

Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents.

Financial Summary: Seller Forecast Haircut

($ in millions)	Fiscal Year Ending December 31, 2023E	2024E	2025E	2026E	2027E	2028E
P&L Detail						
Domino Revenue	$551	$573	$596	$619	$644	$670
% Growth	*2.3%*	*4.0%*	*4.0%*	*4.0%*	*4.0%*	*4.0%*
[redacted]						
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
1 [redacted]						
% Growth		***6.2%***	***5.0%***	***4.3%***	***4.0%***	***3.8%***
Domino Adjusted EBITDA	$79	$82	$86	$89	$93	$96
% Margin	*14.4%*	*14.4%*	*14.4%*	*14.4%*	*14.4%*	*14.4%*
[redacted]						
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
2 [redacted]						
% Margin	***16.0%***	***16.5%***	***17.0%***	***17.4%***	***17.3%***	***17.5%***
Domino Run-Rate Synergies	--	$20	$20	$20	$20	$20
% Margin	--	*3.5%*	*3.4%*	*3.2%*	*3.1%*	*3.0%*
Domino Cost to Achieve	--	($13)	($7)	--	--	--
% Margin	--	*(2.3%)*	*(1.2%)*	--	--	--
3 [redacted]						
% Margin	*16.0%*	*17.1%*	*18.2%*	*19.1%*	*18.9%*	*19.1%*
Domino Capital Expenditure	$7	$7	$8	$8	$8	$9
% of Revenue	*1.3%*	*1.3%*	*1.3%*	*1.3%*	*1.3%*	*1.3%*
[redacted]						
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
4 [redacted]						
% of Revenue	*3.7%*	*3.4%*	*3.5%*	*2.8%*	*2.8%*	*2.8%*
Domino Change in NWC	($9)	($6)	($6)	($6)	($6)	($7)
[redacted]						
5 [redacted]						
Domino Unlevered FCF	$25	$29	$30	$31	$32	$34
[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
Synergies (After-Tax)	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]	[redacted]
6 **Total Unlevered FCF**	[redacted]	**$69**	**$79**	**$99**	**$105**	**$110**
FCF Conversion %	[redacted]	***39.3%***	***41.9%***	***49.1%***	***50.6%***	***50.2%***

Assumptions

1 Revenue

- Domino '24-'28E Revenue assumes a constant 4.0% growth in revenue.
- [redacted]

2 Adjusted EBITDA

- Domino '24-'28E Adjusted EBITDA assumes a flat margin of 14.4%.
- [redacted]

3 Synergized Adjusted EBITDA

- Domino '24-'28E Synergized Adjusted EBITDA assumes $20mm of run-rate synergies.

4 Capital Expenditures

- Domino '24-'28E capital expenditure assumes the prior year's margin of 1.3% is held constant.
- [redacted]

5 Change in NWC

- Domino '24-'28E change in NWC assumes an increase of 1% of total Domino revenue.
- [redacted]

6 Unlevered Free Cash Flow

- Unlevered Free Cash Flow assumes a 40% tax rate.

Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.
Note: 2023E Domino is based on Project World - Financial Forecast provided by the sell-side.

Summary Returns Analysis: Seller Forecast Haircut

2028E Exit

($ in millions, except per share data)

Leverage @ Close

- Leverage assumptions per Citi Leverage Finance
- $626mm debt at close (implies ~4.4x 2023E LTM leverage) + $30mm revolver (undrawn at close)
- Remainder of required sources funded with equity contribution

Go-Forward Leverage Policy

- Assumes existing Term Loan B and New Term Loan B are both refinanced on maturity
- Utilize $30mm revolver before requiring any further equity injections
- Any excess funds build cash balance

Exit Assumptions

- Exit on December 31, 2028E (five-year hold)
- 10.0x Adj. EBITDA exit multiple

	Illustrative Price Per Share						
	$4.00	**$4.25**	**$4.50**	**$4.75**	**$5.00**	**$5.25**	**$5.50**
Implied IRR / MOIC	15.7% / 2.1x	15.3% / 2.0x	14.9% / 2.0x	14.6% / 2.0x	14.3% / 1.9x	13.9% / 1.9x	13.6% / 1.9x
2028E PF Adj. EBITDA[(1)] @ Exit	$239	$239	$239	$239	$239	$239	$239
Equity Contribution Required	$338	$347	$357	$366	$376	$385	$395
2023E PF Adj. EBITDA & Gross Leverage @ Close:	$159 / 3.9x	$159 / 3.9x	$159 / 3.9x	$159 / 3.9x	$159 / 3.9x	$159 / 3.9x	$159 / 3.9x
Implied Equity Value Per Share	$2.61	$2.81	$3.01	$3.21	$3.40	$3.60	$3.80

Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.

Note: [redacted]

[redacted]

Illustrative Returns Analysis: Seller Forecast Haircut

Transaction Overview

Transaction Funding:

- Targeting illustrative $626mm debt at close, implies leverage of 4.4x (LTM 6/30/2023 PF Adj. EBITDA $143mm)
- Remainder funded with sponsor equity

Leverage Policy:

- Assumes existing Term Loan B and New Term Loan B are both refinanced on maturity
- Utilize $30mm revolver before requiring any further equity injections
- Any excess funds build cash balance

Other Key Assumptions:

- 5-year hold period (exit on 12/31/2028E)
- $8mm minimum cash (Royal Oak cash balance 06/30/2023)
- Illustrative Transaction Fees and OID of ~$20mm
- Management equity ownership of 5.0%
- Synergies / cost savings are realized from 2024E and achieve run-rate of $20mm by 2026E, the cost to achieve synergies has also been included

Pro Forma Capitalization at Close

($ in millions)	Domino Jun-23	Royal Oak Jun-23	Transaction Adjustments	Pro Forma Jun-23
Cash and Cash Equivalents	**$24**	**$8**	**--**	**$8**
Debt:				
Existing Revolving Credit Facility ($125mm)	$72	--	($72)	--
Existing First Lien Term Loan B	359	--	(359)	--
Existing First Lien Term Loan B	--	376	--	376
New Incremental Term Loan B	--	--	250	250
Total Debt	**$431**	**$376**		**$626**
(/) 2023E LTM Adjusted EBITDA	$76	[redacted]		
Total Debt / Adjusted EBITDA	**5.6x**	[redacted]		[redacted]
Net Debt / Adjusted EBITDA	**5.3**	[redacted]		[redacted]

Sources & Uses @ $4.00 Illustrative Price per Share

$ in millions

Sources	**$ mm**	**%**
New Transaction Term Loan	$250	40%
Rolled Equity of Domino Shareholders (21%)	41	6
Incremental Sponsor Equity Contribution	338	54
Total Sources	**$629**	**100%**

Uses	**$ mm**	**%**
Purchase of Domino	$194	31%
Repay Existing Net Debt	407	65
Illustrative Transaction Fees and OID	20	3
Minimum Cash	8	1
Total Uses	**$629**	**100%**

Deleveraging Profile (Gross Debt / Synergized Adj. EBITDA)



3.9x
3.6x
3.3x
3.0x
2.9x
2.7x
@ Close
2024E
2025E
2026E
2027E
2028E

	@ Close	2024E	2025E	2026E	2027E	2028E
Total Debt	$626	$620	$613	$607	$601	$595
Synergized Adj. EBITDA	$159	$181	$202	$221	$228	$239

Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.
Note: [redacted]

Sensitivity Analysis: Seller Forecast Haircut

Illustrative IRR Sensitivities

Assuming 3.9x Gross Leverage @ Close

Exit Multiple	Illustrative Price per Share: $4.00	$4.25	$4.50	$4.75	$5.00	$5.25	$5.50
8.5x	11.3%	10.9%	10.6%	10.3%	9.9%	9.6%	9.3%
9.0	12.8	12.5	12.1	11.8	11.5	11.1	10.8
9.5	14.3	13.9	13.6	13.2	12.9	12.6	12.2
10.0	15.7	15.3	14.9	14.6	14.3	13.9	13.6
10.5	17.0	16.6	16.3	15.9	15.6	15.2	14.9
11.0	18.3	17.9	17.5	17.2	16.8	16.5	16.1
11.5	19.5	19.1	18.7	18.4	18.0	17.7	17.3

Illustrative IRR Sensitivities

Assuming 10.0x Exit Multiple

Incremental PF Leverage	Illustrative Price per Share: $4.00	$4.25	$4.50	$4.75	$5.00	$5.25	$5.50
1.3x	15.3%	15.0%	14.6%	14.3%	14.0%	13.7%	13.4%
1.4	15.4	15.1	14.8	14.4	14.1	13.8	13.5
1.5	15.6	15.2	14.9	14.5	14.2	13.9	13.5
1.6	15.7	15.3	15.0	14.6	14.3	14.0	13.6
1.7	15.8	15.5	15.1	14.7	14.4	14.1	13.7
1.8	16.0	15.6	15.2	14.9	14.5	14.2	13.8
1.9	16.1	15.7	15.3	15.0	14.6	14.3	13.9

Illustrative Price per Share

Assuming 3.9x Gross Leverage @ Close

Exit Multiple	Required IRR: 10.0%	12.0%	14.0%	16.0%	18.0%	20.0%	22.0%
8.5x	$4.41	$3.77	$3.20	$2.69	$2.22	$1.80	$1.42
9.0	4.94	4.25	3.64	3.09	2.59	2.14	1.74
9.5	5.46	4.74	4.08	3.49	2.96	2.48	2.05
10.0	5.99	5.22	4.52	3.90	3.33	2.83	2.37
10.5	6.52	5.70	4.96	4.30	3.70	3.17	2.68
11.0	7.04	6.18	5.40	4.70	4.07	3.51	2.99
11.5	7.57	6.66	5.84	5.11	4.45	3.85	3.31

Illustrative Price per Share

Assuming 10.0x Exit Multiple

Incremental PF Leverage	Required IRR: 10.0%	12.0%	14.0%	16.0%	18.0%	20.0%	22.0%
1.3x	$6.10	$5.24	$4.47	$3.77	$3.15	$2.58	$2.07
1.4	6.06	5.23	4.49	3.82	3.22	2.67	2.18
1.5	6.02	5.22	4.51	3.87	3.29	2.76	2.29
1.6	5.98	5.21	4.53	3.91	3.35	2.85	2.40
1.7	5.93	5.20	4.54	3.95	3.42	2.94	2.50
1.8	5.88	5.18	4.55	3.99	3.48	3.02	2.61
1.9	5.83	5.16	4.56	4.03	3.54	3.10	2.71

Illustrative IRR Sensitivities

Assuming 3.9x Gross Leverage @ Close

Exit Multiple	Royal Oak Firm Value: $700	$750	$800	$850	$900	$950	$1,000
8.5x	16.6%	15.1%	13.7%	12.4%	11.2%	10.0%	8.9%
9.0	18.2	16.7	15.3	13.9	12.7	11.5	10.5
9.5	19.8	18.2	16.8	15.4	14.2	13.0	11.9
10.0	21.2	19.6	18.2	16.8	15.6	14.4	13.2
10.5	22.6	21.0	19.5	18.2	16.9	15.7	14.5
11.0	23.9	22.3	20.8	19.4	18.1	16.9	15.8
11.5	25.2	23.6	22.1	20.7	19.4	18.1	17.0

Illustrative IRR Sensitivities

Assuming 10.0x Exit Multiple

'23-'28 EBITDA CAGR	Illustrative Price per Share: $4.00	$4.25	$4.50	$4.75	$5.00	$5.25	$5.50
8.5%	15.7%	15.3%	14.9%	14.6%	14.3%	13.9%	13.6%
9.0	16.4	16.0	15.7	15.3	15.0	14.7	14.3
10.0	17.7	17.4	17.0	16.6	16.3	16.0	15.6
11.0	19.0	18.7	18.3	17.9	17.6	17.3	16.9
12.0	20.3	20.0	19.6	19.2	18.9	18.5	18.2
13.0	21.6	21.3	20.9	20.5	20.2	19.8	19.5
14.0	22.9	22.5	22.2	21.8	21.4	21.1	20.7

Source: VDR 2.1.1 Project World - Financial Forecast dated September 2023, Company filings, and supporting documents. Market update as of October 5, 2023.

Note: [redacted]

Assumptions also include $20mm of run-rate synergies.

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